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                                  EXHIBIT 10.2
                                 PROMISSORY NOTE

$930,000.00                                                    November 30, 2001

        FOR VALUE RECEIVED, Clayton Lau, an individual residing in Harris County, Texas and Houston Dynamic Service, Inc., a Texas corporation, jointly and severally ("Maker"), promise to pay to the order of Mountain Compressed Air, Inc, a Texas corporation ("Payee"), in lawful money of the United States of America, the principal sum of Nine Hundred Thirty Thousand Dollars ($930,000.00), together with interest in arrears on the unpaid principal balance at an annual rate equal to 7%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

        This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, effective as of November 30, 2001, by and between Clayton Lau and Payee (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

        1. PAYMENTS

               1.1 PRINCIPAL AND INTEREST

        The principal amount of this Note shall be due and payable in one installment on November 30, 2007. Interest on the unpaid principal balance of this Note shall be due and payable monthly beginning on December 30, 2001 and the same day of each succeeding month until paid in full.

               1.2 MANNER OF PAYMENT

        All payments of principal and interest on this Note shall be made by bank check at 2466 Commerce Blvd., Grand Junction, Colorado 81505, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this
Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.


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               1.3 PREPAYMENT

        Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity. In the event that Maker prepays the principal of the
Note in an aggregate amount in excess of $400,000.00, the Payee agrees to reduce the remaining principal by fifteen percent (15%).



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        2. DEFAULTS

               2.1 EVENTS OF DEFAULT

        The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

               (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for ten (10) days after Payee notifies Maker therein writing.

               (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

               (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

               (d) Make any additional investment in fixed assets in any one fiscal year in excess of an aggregate of $50,000.00 without prior written approval of Payee.

               (e) Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liability of Maker to Payee in excess of $50,000.00, without prior written approval of Payee.

               (f) Merge into or consolidate with any other entity; make any substantial change in the nature of Maker's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer, or otherwise dispose of all or a substantial or material portion of Maker's assets except in the ordinary course of its business.

               (g) Guaranty or become liable in any way as surety, endorser, accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Maker as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Payee.


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               (h) Declare or pay any dividend or distribution either in cash, stock or any other property on Maker's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Maker's stock now or hereafter outstanding.

               (i) Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Maker's assets now owned or hereafter acquired, except any of the foregoing in favor of Payee unless such interest is created as a secondary lien to Payee's security interest.

               (j) Increase or pay compensation to officers or stockholders of the Company in an amount greater than paid the previous year, except in the case of Clayton Lau total compensation including salary and bonus (but excluding principal and interest on this Note) paid for any year may not exceed $175,000.00 until this Note is paid in full.

                      2.2 NOTICE BY MAKER

        Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

                      2.3 REMEDIES

        Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note and (iii) notify Maker of default and elect to obtain a sixty percent (60%) equity interest on a fully diluted basis in Maker. Payee's election to obtain a sixty percent (60%) interest in Maker shall satisfy in full the Maker's obligations under the Note and Security Agreement. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

                      3. MISCELLANEOUS

                      3.1 WAIVER

        The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by


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applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

                      3.2 NOTICES

        Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

                      3.3 SEVERABILITY

        If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                      3.4 GOVERNING LAW

        This Note will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

                      3.5 PARTIES IN INTEREST

        This Note shall bind Maker and its successors and assigns.

                      3.6 SECTION HEADINGS, CONSTRUCTION

        The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

                      3.7 SECURITY AGREEMENT

        This Note is secured by that certain Security Agreement between Maker and Payee of even date herewith.

        All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


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        IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                                         MAKER:

                                         ____________________________________
                                         Clayton Lau

                                         HOUSTON DYNAMIC SERVICE, INC.


                                         By:_________________________________
                                            Clayton Lau, President